SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 27, 2004

                          ENERGY CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

                                  333-29001-01
                            (Commission  File  Number)


                                  West Virginia
                 (State or other jurisdiction of incorporation)


                                   84-1235822
                      (IRS Employer Identification Number)


                      4643 South Ulster Street, Suite 1100
                             Denver, Colorado 80237
              (Address of principal executive offices and zip code)

                                 (303) 694-2667
              (Registrant's telephone number, including area code)



ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     As previously reported, ECA has been in litigation with certain Holders of its $200,000,000 9 1/2 % Senior Subordinated Notes (the "Noteholders") (the "Notes"). The dispute involves the calculation of "Net Proceeds" of an "Asset Sale" as defined in the indenture dated May 23, 1997 between the Company and the Bank of New York, which was issued pursuant to the Notes (The "Indenture"). A copy of the Indenture was previously filed by the Company as Exhibit No. 4.3. In August, 2000, the Company sold an indirect subsidiary, Mountaineer Gas Company (the "Mountaineer Sale"). The Noteholders sent a Notice of Default to the Company on December 27, 2001, a copy of which was previously filed as Exhibit No. 2 to the Company's Form 8-K filed December 28, 2001, stating that the Company was in default under the Indenture for failing to commence an "Asset Sale Offer" with the "Excess Proceeds" of the Mountaineer Sale (as those terms are defined in the Indenture.)


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     The  Company  filed  a  declaratory  judgment  action  in the United States
District Court for the Southern District of West Virginia on December 28, 2001, and the District Court ruled in favor of the Company's interpretation. A copy of the District Court's January 25, 2002 order was previously filed by the Company as Exhibit No. 99.1. The Noteholders appealed and on December 15, 2003, the United States Court of Appeals for the Fourth Circuit reversed the order of the District Court. A copy of the December 15, 2003 order of the United States Court of Appeals for the Fourth Circuit has been previously filed as Exhibit No.
99.4. The Company filed a Petition for Rehearing which was denied on January 9, 2004. A copy of the order denying the Petition for Rehearing is attached as Exhibit No. 99.7. Accordingly, the mandate of the United States Court of Appeals for the Fourth Circuit issued on January 20, 2004, thereby vacating the prior orders of the District Court. The District Court has scheduled a hearing on February 12, 2004.

     Because the Company has not made an offer to purchase Notes with the Excess Proceeds of the Mountaineer Sale, certain Noteholders claim that an Event of Default exists under the Indenture. A continuing Event of Default could provide the Noteholders with the right to accelerate payment due on all of the outstanding Notes. The Company is currently involved in negotiations with the Noteholders in an effort to resolve the dispute.

     In addition, the existence of any Event of Default under the Indenture would also constitute an Event of Default under the Company's Credit Agreement (the "Credit Agreement") dated July 10, 2002, with Wells Fargo Foothill, Inc. (formerly Foothill Capital Corporation), which Credit Agreement secures the Company's $50 million senior secured debt. On January 23, 2004, the Company received a Notice of Default from Wells Fargo Foothill, Inc., a copy of which is Ex. 99.8 hereto. On January 23, 2004, the Company and Wells Fargo Foothill, Inc., entered into a Forbearance Agreement whereby Wells Fargo Foothill, Inc., agreed to continue to fund advances under the secured $50 million revolver until March 15, 2004, unless earlier terminated as provided therein, subject to certain terms and conditions set forth therein (the "Forbearance Agreement"). A copy of the Forbearance Agreement is attached as Exhibit No. 99.9.


ITEM  7.   EXHIBITS.

     Ex.  99.7     January  9, 2004, order of the United States Court of Appeals for the Fourth Circuit in appeal styled Energy Corporation of America v. MacKay Shield LLC, et al.

Ex.  99.8     Notice of Default from Wells Fargo Foothill, Inc. received January
23,  2004.

     Ex.  99.9     Forbearance  Agreement entered into January 23, 2004 between the  Company  and  Wells  Fargo  Foothill,  Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  January  27,  2004               By:          /s/  John  Mork
                                                      ---------------
                                         Name:     John  Mork
                                         Title:    President  and
                                                   Chief Executive Officer


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